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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2005
(Date of Report)
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Sovran Self Storage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	1-13820	16-1194043
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sovran Acquisition Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	0-24071	16-1481551
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street
Buffalo, New York 14221
(Address of principal executive offices) (Zip Code)

(716) 633-1850
(Registrant's telephone number, including area code)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02	Unregistered Sales of Equity Securities.

On August 19, 2005, Sovran Self Storage, Inc. (the "Company") issued 49,404 shares of its common stock to GEBAM, Inc. (the "Purchaser") upon a cashless exercise by the Purchaser of a warrant to purchase shares of common stock of the Company. No discount or commission was paid in connection with the exercise of the warrant. The warrant was issued to Purchaser in July 2002 in connection with its purchase of Series C Convertible Preferred Stock. In connection with the issuance of shares of the Company's common stock upon exercise of the warrant, Sovran Acquisition Limited Partnership (the "Operating Partnership") issued 49,404 Units of Limited Partnership ("Units") to the Company in connection with the exercise of the warrant.

From August 23, 2005 through September 6, 2005, 360,000 shares of the Company's Series C Convertible Cumulative Preferred Stock were converted by the Purchaser into 276,073 shares of the Company's common stock pursuant to Section 7 of the Articles Supplementary, Sovran Self Storage, Inc., Series C Convertible Cumulative Preferred Stock (the "Conversions"). From August 23, 2005 through September 6, 2005, the Operating Partnership issued to the Company 276,073 Units in connection with the Conversions.

The foregoing issuances were not made pursuant to a registration statement under the Securities Act of 1933 and were made in reliance upon the exemption provided by Section 4(2) thereof. The common stock issued to the Purchaser has been registered for resale by Purchaser pursuant to a Form S-3 registration statement (SEC File No. 333-97715).

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC.

By:	/s/ DAVID L. ROGERS David L. Rogers
Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP
By:	Sovran Holdings, Inc.
Its:	General Partner

By:	/s/ DAVID L. ROGERS David L. Rogers
Chief Financial Officer

Date: September 8, 2005